UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2006

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-749-3600

Copies to:
Richard A. Friedman, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2006, eMagin Corporation (the “Company”) entered into several Note Purchase Agreements (the “Purchase Agreements”) to sell to certain qualified institutional buyers and accredited investors up to $5,970,000 in principal amount 6% Senior Secured Convertible Notes Due 2007-2008 (the “Notes’), together with warrants (the “Warrants”) to purchase 15,534,607 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

50% of the aggregate principle amount of each Note matures 1 year after the date of issuance and the remaining 50% matures 18 months after the date of issuance. The Notes pay 6% interest quarterly, commencing on September 1, 2006, and are convertible into shares of Common Stock at a conversion price equal to $0.26 per share (the “Conversion Price”). In addition, the Company has the right to redeem all of the outstanding principal and accrued and unpaid interest due under the Notes upon certain conditions, including, but not limited to, that no event of default has occurred or is continuing and that there is an effective registration statement registering the shares underlying the Notes and the Warrants.

The Warrants are exercisable into shares of the Company’s Common Stock until July 21, 2011 at an exercise price of $0.36 per share (the “Exercise Price”). The investors may exercise the Warrants on a cashless basis beginning one year after the date of issuance if the shares of Common Stock underlying the Warrants are not then registered pursuant to an effective registration statement or if an event of default, as defined in the Notes, has occurred and is continuing.

The Conversion Price and the Exercise Price are subject to adjustment for certain events, including the dividends, distributions or split of the Company’s Common Stock, or in the event of the Company’s consolidation, merger or reorganization. In addition, in the Conversion Price and the Exercise Price are also subject to adjustment in the event that the Company’s Chief Executive Officer, Chief Financial Officer or Chief Strategy Officer sells, transfers or disposes of shares of Common Stock or securities convertible into the Company’s Common Stock, other than 50,000 shares of Common Stock in any fiscal quarter which the Company’s Chief Financial Officer is permitted to sell on or after January 1, 2007. In such event the Conversion and Exercise Prices shall be reduced, if applicable, to a price equal to the average of the daily VWAPs for each of the three trading days following the date such sale, transfer or disposition is reported, or required to be reported, on a Form 4 filing with the Securities and Exchange Commission (the “Commission”); provided, that, if such an adjustment would require the Company to seek stockholder approval of the transactions in accordance with Rule 713 of the American Stock Exchange Company Guide,  then such adjustment shall not reduce the Conversion Price or Exercise Price to a price lower than the Conversion Price until such time as stockholder approval is obtained.

The Company's obligations under the Purchase Agreements and the Notes are secured by substantially all of the assets of the Company, and its wholly owned subsidiary, Virtual Vision, Inc., pursuant to a Pledge and Security Agreement and a Patent and Trademark Security Agreement, each dated as of July 21, 2006. In addition, the Company entered into a Lockbox Agreement in favor of the investors which provides that, in the event of a default of the Company of its obligations under the definitive agreements, the Company shall direct its account and contract debtors to pay funds owed to the Company to an interest bearing account to be held on behalf of the investors, and to be paid to the investors as set forth therein.

Under the Purchase Agreements, the Company is obligated to file a registration statement (the "Registration Statement") with the Commission registering the Common Stock issuable upon conversion of the Notes and exercise of the Warrants. The Company is obligated to use its best efforts to cause the Registration Statement to be filed no later than 30 days after the closing date and to insure that the registration statement remains in effect until all of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have been sold. In the event of a default of the Company’s registration obligations under the Purchase Agreements, including its agreement to file the Registration Statement with the Commission no later than 30 days after the closing date, or if the Registration Statement is not declared effective within 90 days after the closing date (120 days if the Registration Statement is reviewed by the Commission), it is required to pay to the investors, as partial liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, a cash amount equal to 1% of the liquidated value of the Notes.

In addition, to further strengthen its management team the Company intends to add two new Directors recommended by the new investors and to recruit additional senior management. Further, the Company agreed to form a management committee to oversee its business, with one member to be recommended by the investors, and the Company’s Chief Executive Officer and Chief Strategy Officer agreed to defer 10% of their compensation until such time as the Company realizes an EBITDA positive quarter or until the occurrence of certain other events. In addition, no later than 90 days after the closing date, the Company agreed to hold a meeting of its stockholders to seek the requisite vote to approve the private placement as well as a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio of not less than one for each ten shares of Common Stock.

Paul Cronson, a Director, John Atherly, Chief Financial Officer, and Olivier Prache, Senior Vice President of Display Manufacturing and Development Operations of the Company participated in the private placement through the purchase of an aggregate of $270,000 in principal amount of Notes, together with Warrants to purchase an aggregate of 726,921 shares of Common Stock, each on the same terms and conditions as the other investors.

In addition to the foregoing, on the same date, the Company entered into an additional Note Purchase Agreement with Stillwater LLC which provides for the purchase and sale of an additional Note in the principal amount of up to $500,000 (the “Stillwater Note”), together with a warrant (the “Stillwater Warrant”) to purchase 70% of the number of shares issuable upon conversion of the Stillwater Note, at the sole discretion of the Company by delivery of a notice to Stillwater on December 14, 2006 for the completion of the purchase and sale to occur on December 29, 2006 (the "Closing Date"). The Company’s ability to require Stillwater to purchase and pay for the Stillwater Note and Stillwater Warrant shall be reduced by the sum of (i) the additional financing raised by the Company prior to the Closing Date, and (ii) the aggregate exercise price paid by Stillwater to the Company upon exercise of all or a portion of any Common Stock purchase warrant of the Company owned by Stillwater prior to the Closing Date, including a warrant to purchase 1,923,076 shares of Common Stock which the Company issued to Stillwater on July 21, 2006 (the “July Warrant”) on similar terms and conditions as the Warrants set forth above, with an exercise price of $0.26. The conversion price of the Stillwater Note shall be equal to 100% of the market price of the Common Stock on December 13, 2006 and the exercise price of the Stillwater Warrant will be equal to 100% of the market price of the Common Stock on December 13, 2006, plus $0.10. Further, the Company is obligated to use its best efforts to register the shares underlying the Stillwater Notes, and the Stillwater Warrants no later than 90 days after the Closing Date. In the event of a default of the Company’s registration obligations, including its agreement to file the registration statement with the Commission no later than 90 days after the closing date, or if the registration statement is not declared effective within 150 days after the closing date (180 days if the registration statement is reviewed by the Commission), it is required to pay to Stillwater, as partial liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, a cash amount equal to 1% of the liquidated value of the Stillwater Note.

The aggregate commissions and expenses payable in connection with the private placement were approximately $630,900, which includes an aggregate of $417,900 in sales commissions.

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors are accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

On July 24, 2006, the Company issued a press release announcing the entry into the Note Purchase Agreement with the investors, a copy of which is attached hereto as Exhibit 99.1.

 In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Form of Note Purchase Agreement dated July 21, 2006, by and among the Company and the investors named on the signature pages thereto.
10.2	Form of 6% Senior Secured Convertible Note Due 2007-2008 of the Company dated July 21, 2006.
10.3	Form of Common Stock Purchase Warrant of the Company dated July 21, 2006.
10.4	Pledge and Security Agreement dated as of July 21, 2006 by and between the Company and Alexandra Global Master Fund Ltd., as collateral agent.
10.5	Patent and Trademark Security Agreement dated as of July 21, 2006 by and between the Company and Alexandra Global Master Fund Ltd., as collateral agent.
10.6	Lockbox Agreement dated as of July 21, 2006 by and between the Company and Alexandra Global Master Fund Ltd., as collateral agent.
10.7	Form of Note Purchase Agreement dated July 21, 2006, by and between the Company and Stillwater LLC.
99.1	Press Release of eMagin Corporation dated as of July 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: July 25, 2006	By:	/s/ Gary W. Jones
Gary W. Jones
Chief Executive Officer